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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 (No. 333-_________) with respect to Public Storage, Inc.'s registration of common stock and in the related Combined Proxy Statement and Prospectus of Public Storage, Inc., Partners Preferred Yield, Inc., Partners Preferred Yield II, Inc. and Partners Preferred Yield III, Inc. and to the incorporation by reference therein of our report dated February 26, 1996 with respect to the consolidated financial statements and schedules of Public Storage, Inc. in its Annual Report on Form 10-K, as amended by a Form 10-K/A (Amendment No. 3) dated May 15, 1996, for the year ended December 31, 1995 filed with the Securities and Exchange Commission, to the use of our report dated February 27, 1996 with respect to the financial statements and schedules of Partners Preferred Yield, Inc. included in the Registration Statement and Combined Proxy Statement and Prospectus, to the use of our report dated February 27, 1996 with respect to the financial statements and schedules of Partners Preferred Yield II, Inc. included in the Registration Statement and Combined Proxy Statement and Prospectus, and to the use of our report dated February 27, 1996 with respect to the financial statements and schedules of Partners Preferred Yield III, Inc. included in the Registration Statement and Combined Proxy Statement and Prospectus.

     We also consent to the incorporation by reference of our report dated September 6, 1996 on the combined summaries of historical information relating to operating revenues and specified expenses -- certain properties which is included in the Current Report on Form 8-K dated September 6, 1996 and incorporated by reference in the Registration Statement on Form S-4 (No.333-_________) and related Combined Proxy Statement and Prospectus.



                                        ERNST & YOUNG LLP


Los Angeles, California
October 14, 1996